Exhibit 10
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                          AGREEMENT AND GENERAL RELEASE
                          -----------------------------

     The Bank of Greene County, which maintains its principal offices at 302 Main Street, Catskill, New York 12414 ("Bank"), and Bruce P. Egger, residing at 198 Broome Street, Catskill, New York 12414, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as "Employee"), agree that:

     1. Last Day of Employment. Employee's last day of employment with the Bank is December 31, 2007.

     2. Consideration. In consideration for signing this Agreement and General Release ("Agreement") and compliance with the promises made herein, the Bank agrees:

     a. to pay to Mr. Egger $75,000.00, less lawful deductions. Said amount shall be paid to Mr. Egger in thirty (30) equal, monthly installments of $2,500.00 less lawful deductions ("monthly installment"), with the first monthly installment being paid to Mr. Egger on or before January 31, 2008 and the final monthly installment being paid to Mr. Egger on or before July 31, 2010. Monthly installments shall be paid to Mr. Egger on or before the last day of the month in which they are due. Moreover, monthly installments only will commence provided the Bank receives from Mr. Egger an executed copy of this Agreement and Mr. Egger does not revoke his acceptance of this Agreement during the seven (7) calendar day revocation period described in Paragraph 11 below; and,

     b. Mr. Egger previously was granted an option to purchase 12,000 shares of the Bank's common stock at the exercise price of $3.9735 per share (the "Options") pursuant to the terms of the Greene County Bancorp, Inc. 2000 Stock Option Plan (the "Stock Option Plan") and related Stock Option Agreement. The Bank agrees to repurchase all of the unexercised Options from Mr. Egger for a cash payment to him in an amount equal to the difference between the Fair Market Value (as defined in the Stock Option Plan) per share of the Bank's common stock on January 2, 2008 and the exercise price per share of the Options. Such Options shall immediately cease to be exercisable.

     3. No Consideration Absent Execution of this Agreement. Employee understands and agrees he would not receive the monies and/or benefits specified in Paragraph 2 above, except for his execution of this Agreement and the fulfillment of the promises contained herein.

     4. General Release of Claims. Employee knowingly and voluntarily releases and forever discharges the Bank and its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as "Employer"), of and from any and all claims, known and unknown, Employee has or may have against Employer as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

     o Title VII of the Civil Rights Act of 1964;

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     o The Civil Rights Act of 1991;

     o Sections 1981 through 1988 of Title 42 of the United States Code;

     o The Employee Retirement Income Security Act of 1974;

     o The Immigration Reform and Control Act;

     o The Americans with Disabilities Act of 1990;

     o The Age Discrimination in Employment Act of 1967;

     o The Workers Adjustment and Retraining Notification Act;

     o The Occupational Safety and Health Act;

     o The Fair Credit Reporting Act;

     o The New York State Executive Law (including its Human Rights Law);

     o The New York City Administrative Code (including its Human Rights Law);

     o The New York State Labor Law;

     o The New York wage and wage-hour laws;

     o Any  other  federal,   state  or  local  civil,   human  rights,   bias,
       whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance;

     o Any amendments to the foregoing laws;

     o Any benefit, payroll or other plan, policy or program;

     o Any public policy, contract, third-party beneficiary, tort or common law claim; or,

     o Any claim for costs, fees, or other expenses including attorneys' fees.


     5. Acknowledgments and Affirmations.
        ---------------------------------

     a. Employee affirms he has not filed, caused to be filed, or presently is a party to any claim against the Bank.

     b. Employee also affirms he has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled. Employee affirms he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

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     c.  Employee  further  affirms  he  has  no  known  workplace  injuries  or occupational diseases.

     d. Employee also affirms he has not divulged any proprietary or confidential information of the Bank and will continue to maintain the confidentiality of such information consistent with Employer's policies and Employee's agreement(s) with the Bank and/or common law.

     e. Employee further affirms he has not been retaliated against for reporting any allegations of wrongdoing by the Bank or its officers, including any allegations of corporate fraud. Both Employer and Employee acknowledge that this Agreement does not limit either party's right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

     6. Confidentiality and Non-Disparagement.

     a. Employee shall not, from the date of this Agreement, except as compelled by law or court order, publicize or disclose to any person or entity (excluding Employee's immediate family, attorney and tax advisor, as set forth in Section 6(b) below), any term of or the making of this Agreement or the facts or circumstances relating to the making of this Agreement. This covenant of complete confidentiality includes, but is not limited to, the terms or the making of this Agreement and Employee's receipt of the payments hereunder, including the amount of said payments;

     b. Other than to discuss the terms hereof with Employee's immediate family, attorney and tax advisor (each of whom must first agree not to make any disclosure that Employee himself could not make), Employee will not disclose to anyone any fact, document or other information produced or obtained in connection with this Agreement. Employee shall be liable for any damages caused by his own or any other person's established violation of this covenant or any other clause of this Agreement (provided such person is one to whom he has disclosed any fact, document or other information produced or obtained in connection with this Agreement). Likewise, the Bank will not disclose to anyone any fact, document or other information produced or obtained in connection with this Agreement except for disclosures required for operational purposes and by law;

     c. Employee further agrees he will not contact any current or former Bank employees for the purpose of discussing his employment with the Bank or the cessation thereof;

     d. Employee confirms that, as of the date of the execution of this Agreement, he has not told anyone about the terms of this Agreement or the payments being made hereunder other than his immediate family, present attorney and tax advisor;

     e. Employee affirms he has returned all of the Bank's property, documents, and/or any confidential information in his possession or control. Employee also affirms he is in possession of all of his property that he had at the Bank's premises and that the Bank is not in possession of any of Employee's property;

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     f. Employee  covenants  and agrees he will not hereafter  engage in conduct that involves the making or publishing of written or oral statements or remarks, (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the Employer. In addition, Employee agrees not to disrupt or interfere with Employer's business by engaging in, contributing to or supporting malicious,
destructive  or  anticompetitive   conduct   including,   but  not  limited  to,
unauthorized use, access or destruction of Employer's premises or properties, or computer, telephone or security systems; and,

     g. Employee understands and agrees that violation of this covenant of confidentiality and non-disparagement will constitute a material breach of this Agreement, which will cause Employer to suffer immediate, substantial and irreparable injury and which will be a sufficient basis for an award of injunctive relief and monetary damages (without affecting the remainder of this Agreement). If a court or other forum determines that Employee (or any person of whom he made disclosure) breached or caused any breach of this covenant of confidentiality and non-disparagement or of any other clause of this Agreement, Employee will: (i) forfeit any remaining consideration payments owed to him under Paragraph 2 above; (ii) return to the Bank all consideration already paid to him pursuant to this Agreement except for $1,000.00; (i) be liable for all damages caused to Employer as a result of the breach; and, (ii) reimburse Employer for its reasonable attorney's fees and costs incurred enforcing this provision.

     7. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict or choice of law provisions. In the event the Employee or Employer breaches any provision of this Agreement, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement. If any provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction, the parties agree the court shall have the authority to modify, alter or change the provision(s) in question to make the Agreement legal and enforceable. If this Agreement cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is found to be illegal or unenforceable, Employee agrees to execute a binding replacement release or, if requested by the Employer, return the monies paid pursuant to this Agreement.

     8. Amendment. Except as provided in the preceding paragraph, this Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

     9. Resolution of Disputes. Any controversy or claim arising out of this Agreement, or the breach thereof, shall decided by an appropriate New York State or federal court, and all such claims shall be adjudicated by a judge sitting without a jury.

     10. Nonadmission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.

     11.  Revocation.  Employee may revoke this  Agreement for a period of seven
(7) calendar days following the day he executes this Agreement. Any revocation within this period must be submitted, in writing, to Rebecca R. Main, Vice President & Assistant Secretary Human Resources, and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be

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personally delivered to Rebecca R. Main or her designee, or mailed to Rebecca R.
Main and postmarked within seven (7) calendar days of execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

     12. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement.

     13. Section Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement. This Agreement will not become enforceable until executed by the Employer.

     15. Legal Fees. Each party will be responsible for its own legal fees or costs, if any, incurred in connection with the negotiation and settlement of this Agreement.

     16. Competence to Waive Claims. At the time of considering or executing this Agreement, Employee was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Employee is competent to execute this Agreement and knowingly and voluntarily waives any and all claims he may have against Employer. Employee certifies that he is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair his right or ability to waive all claims he may have against Employer.

     EMPLOYEE HAS BEEN ADVISED THAT HE HAS TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT.

     EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

     HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH 2 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.


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     IN WITNESS WHEREOF,  the parties hereto knowingly and voluntarily  executed this Agreement as of the date set forth below:

/s/ Bruce P. Egger
-----------------------------------------------------
Bruce P. Egger


Date: November 8, 2007
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THE BANK OF GREENE COUNTY

By: /s/ Donald E. Gibson
    -------------------------------------------------
         [Signatory]


Date: November 8, 2007
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